As filed with the Securities and Exchange Commission on April 29, 2008

Registration No. 333-149855

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3 to

FORM S-3
REGISTRATION STATEMENT

Under the Securities Act of 1933

Integrated BioPharma, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	2834	22-2407475
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

225 Long Avenue
Hillside, NJ 07205
(888) 319-6962
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

E. Gerald Kay
Chief Executive Officer
Integrated BioPharma, Inc.
225 Long Avenue
Hillside, NJ 07205
(888) 319-6962
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
Andrew H. Abramowitz, Esq.
Greenberg Traurig, LLP
200 Park Avenue
New York, NY 10166
(212) 801-9200

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, $0.002 par value per share	6,003,167	$2.92	$17,529,247	$688.90

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based on the average of the high and low sales prices of the common stock, as reported on the NASDAQ Global Market on March 19, 2008.

(2) $688.90 has already been paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 29, 2008

PROSPECTUS

6,003,167 shares

Integrated BioPharma, Inc.

Common Stock

All of the common stock offered hereby may be sold from time to time by and for the account of the selling stockholders named in this prospectus and the person(s) to whom such stockholders may transfer their shares. The selling stockholders acquired 200,000 shares of common stock and will acquire the remainder of the shares of common stock upon the conversion of Series C Convertible Preferred Stock and 9.5% Convertible Preferred Promissory Notes. The Series C Convertible Preferred Stock and the 9.5% Convertible Preferred Promissory Notes were issued to the selling stockholders in a private placement with us. In addition, 100,000 shares of our common stock offered hereby were acquired through the exercise of certain warrants granted to Carl DeSantis, a director of our company, on June 25, 2003. These shares are currently held by the Carl DeSantis Revocable Trust Dated May 9, 2001. Mr. DeSantis is exercising his registration rights under a related Investor Rights Agreement dated June 25, 2003. CD Financial, LLC, one of the selling stockholders named in this prospectus, is an affiliate of Mr. DeSantis.

The methods of sale of the common stock offered by this prospectus are described under the heading “Plan of Distribution” on page 4. We will receive none of the proceeds from the sale of any of the common stock to which this prospectus relates. See “Use of Proceeds and Expenses of the Offering” on page 3.

The prices at which the selling stockholders may sell the shares of common stock that are part of this offering will be determined by the prevailing market price for the shares at the time the shares are sold, a price related to the prevailing market price, at negotiated prices or prices determined, from time to time by the selling stockholders. See “Plan of Distribution” on page 4.

Our common stock is listed on the NASDAQ Global Market under the symbol “INBP”. On March 19, 2008, the closing price of our common stock on the NASDAQ Global Market was $2.86 per share.

The selling stockholders and any broker-dealer executing sell orders on behalf of the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Commissions received by any broker-dealer may be deemed to be underwriting commissions under the Securities Act. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

You should read this prospectus carefully before you invest in any of our securities.

INVESTING IN OUR COMMON STOCK INVOLVES RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is     , 2008.

TABLE OF CONTENTS

THE COMPANY	2
RISK FACTORS	3
USE OF PROCEEDS AND EXPENSES OF THE OFFERING	3
SELLING STOCKHOLDERS	4
PLAN OF DISTRIBUTION	5
LEGAL MATTERS	7
EXPERTS	7
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	8
WHERE YOU CAN FIND MORE INFORMATION	9
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	9
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	10

THE COMPANY

Integrated BioPharma, Inc., a Delaware corporation, together with its subsidiaries, is engaged primarily in manufacturing, distributing, marketing and sales of vitamins, nutritional supplements and herbal products; the manufacture and distribution of Paclitaxel, which is the primary chemotherapeutic agent in the treatment of breast cancer, pharmaceutical technical services through its contract research organization; and the biotechnology business that uses its patented plant-based technology to produce vaccines and therapeutic antibodies. Our customers are located primarily in the United States. We were previously known as Integrated Health Technologies, Inc. and, prior to that, as Chem International, Inc. We were reincorporated in our current form in Delaware in 1995. Our common stock trades on the NASDAQ Global Market under the symbol “INBP.” We continue to do business as Chem International, Inc. with our customers and certain vendors.

On November 9, 2007, our board of directors approved a plan to distribute our equity interests in our subsidiary, InB: Biotechnologies, Inc. to our stockholders through a process commonly referred to as a spin-off. InB: Biotechnologies, Inc. is a biopharmaceutical company focused on the development and commercialization of novel products for the prevention and treatment of serious infectious diseases through its patented plant-based technology. We are currently working to effectuate this spin off, and we filed a preliminary information statement on Form 14C with the Securities and Exchange Commission on March 7, 2008 in connection with the distribution of 100% of the issued and outstanding shares of InB: Biotechnologies, Inc.

Our principal executive offices are located at 225 Long Avenue, Hillside, New Jersey 07205, and our telephone number is (888) 319-6962. Our website is located at www.ibiopharma.com. Information on our website is not, and should not be considered, part of this prospectus.

     On February 21, 2008, we consummated a private placement of securities to a limited number of investors, including Imperium Master Fund, Ltd. (“Imperium”) and CD Financial, LLC (“CD Financial”) pursuant to Securities Purchase Agreements. CD Financial is an affiliate of Carl DeSantis, a director of the Company. The transactions resulted in gross proceeds of approximately $17,500,000 to the Company.  On March 20, 2008, we amended and restated the Securities Purchase Agreement with Imperium, effective as of February 21, 2008, to add additional investors without increasing the aggregate size of the private placement. Such additional investors are included herein as selling stockholders.

The private placement involved the sale of (i) 6,000 shares of newly-designated Series C Convertible Preferred Stock (the “Series C Preferred”) with a stated value of $1,000 per share, (ii) $4,500,000 in principal amount of 9.5% Convertible Promissory Notes (the “Convertible Notes”), (iii) 200,000 shares of common stock, and (iv) $7,000,000 in principal amount of 8.0% Promissory Notes (the “Notes” and together with the common stock sold, the Convertible Notes and the Series C Preferred, the “Securities”). The Notes and the Convertible Notes are secured by a pledge of substantially all of our assets.

The Certificate of Designation of the Series C Preferred states, among other things, that the shares of the Preferred Stock are convertible at any time at the option of the holder into shares of our common stock based on a conversion price set forth in the Certificate of Designation, subject to adjustment in the event of a stock dividend, stock split or combination, reclassification or similar event, and upon certain below-market issuances of our common stock. Upon the election to convert, each holder of shares of Series C Preferred will receive such number of fully-paid and nonassessable shares of our common stock as determined by dividing the aggregate liquidation preference of the shares of Series C Preferred to be converted by the conversion price then in effect on the conversion date. Prior to and including August 21, 2008, the conversion price of each share of Series C Preferred is a formula that bases the conversion price on the lesser of (i) the greater of (x) 90% of the average market price of our common stock for 10 trading days immediately preceding the conversion date and (y) $2.00 and (ii) $2.94. After August 21, 2008, the conversion price of each share of Series C Preferred is a formula that bases the conversion price on the greater of (i) 90% of the average market price of our common stock for 10 trading days immediately preceding the conversion date and (ii) $2.00. The liquidation preference is equal to $1,000 per share of Series C Preferred Stock held by the holder plus any accrued but unpaid dividends on such shares. The Series C Preferred may be redeemed under certain circumstances stated in the Certificate of Designations. The Series C Preferred accrues dividends at a rate of 10% per year.

The Convertible Notes bear interest at an annual rate of 9.5% and mature on or before February 21, 2011. They may be converted, at any time and at the holder’s option, into shares of our common stock based on a conversion price as set out in the Convertible Notes. The conversion price is a formula that bases the conversion price on the greater of (i) 90% of the average market price of our common stock for 20 trading days immediately preceding the conversion date and (ii) $2.00, subject to adjustment in the event of a stock dividend, stock split or combination, reclassification or similar event and upon certain issuances below the conversion price. We have the option to prepay the Convertible Notes.

The Notes bear interest at an annual rate of 8% and mature on or before February 21, 2009. We have the option to prepay the Notes.

The Securities and the shares of common stock underlying the Securities were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 incorporated by reference herein before making an investment decision. For more information, see “Where You Can Find More Information.”

USE OF PROCEEDS AND EXPENSES OF THE OFFERING

We will not receive any of the proceeds from the sale of the shares offered by the selling stockholders. We will pay for the fees, costs and expenses of this offering, which are estimated to be $30,689, inclusive of our registration fees, legal and accounting fees, printing costs and other miscellaneous fees and expenses.

SELLING STOCKHOLDERS

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The shares offered by this prospectus may be offered from time to time by the selling stockholders.

The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership as of March 19, 2008, assuming the exercise of all of its convertible securities held by the selling stockholders on that date.

In accordance with the terms of the registration rights agreement signed in conjunction with the private placement discussed herein, this prospectus generally covers the resale of at least 125% of the number of shares of common stock that would be issuable if all of the shares of Series C Preferred were converted as applicable, in full, as of February 21, 2008. The third column, therefore, includes (i) the shares of common stock which represent 25% of the number of such shares, (ii) 200,000 shares of common stock issuable at a future date more than 60 days from the date hereof under the terms of the private placement and (iii) the incremental difference in the number of shares of common stock that would then be issuable if all of the shares of Series C Preferred were converted at the conversion price in effect on March 19, 2008, the date on which the Company calculated the investors' beneficial ownership, as opposed to the private placement closing date of February 21, 2008.

The fourth column lists the shares of common stock being offered by this prospectus by the selling stockholders. The fifth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. Unless otherwise noted below, none of the selling stockholders is a broker-dealer. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

(1)	Beneficial ownership as of March 19, 2008, for all selling stockholders based upon information provided by the selling stockholders known to us.

(2)

Includes (i) additional shares of common stock issuable pursuant to the terms of the private placement, (ii) twenty-five percent (25%) of the number of shares of common stock that would then be issuable if all of the shares of Series C Preferred were converted at the conversion price in effect on February 21, 2008, and (iii) the incremental difference in the number of shares of common stock that would then be issuable if all of the shares of Series C Preferred were converted at the conversion price in effect on March 19, 2008, as opposed to February 21, 2008.

(3)

Includes (i) 200,000 shares of common stock issued at closing, (ii) additional shares of common stock issuable and (iii) one hundred twenty-five percent (125%) of the number of shares of common stock that would then be issuable if all of the shares of Series C Preferred were converted at the Conversion Price in effect on February 21, 2008, and (iv) 100,000 shares acquired by Mr. DeSantis upon the exercise of warrants issued on June 25, 2005.

(4)

Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

(5)

Based on 18,209,299 shares of common stock outstanding on March 19, 2008, assuming the conversion and sale of 3,618,173 of shares registered and sold pursuant to this prospectus, although the selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

(6)

Carl DeSantis, a member of our Board of Directors, is the managing director of CD Financial, LLC. Shares presented as being beneficially owned by Mr. DeSantis are inclusive of the shares being registered by CD Financial, LLC and other affiliates of Mr. DeSantis.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of the Series C Preferred and the Convertible Notes to permit the resale of these shares by the holders of the shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	pursuant to Rule 144 under the Securities Act;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•     any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock will be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will bear all expenses of the registration of the shares of common stock, estimated to be $30,632 in total, including, without limitation, Securities and Exchange Commission filing fees. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, or we may be entitled to contribution.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the issuance of the shares of our common stock described herein has been passed upon for us by Greenberg Traurig, LLP, New York, New York.

EXPERTS

The consolidated financial statements of Integrated BioPharma, Inc. appearing in its Annual Report (Form 10-K) for the year ended June 30, 2007 have been audited by Amper, Politziner & Mattia, P.C., independent registered public accounting firm, as set forth in its report included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2007 filed on September 28, 2007;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007 filed on November 16, 2007;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2007 filed on February 19, 2008;

•	Our Current Report on Form 8-K dated September 28, 2007 and filed on October 1, 2007;

•	Our Current Report on Form 8-K dated November 14, 2007 and filed on November 14, 2007;

•	Our Current Report on Form 8-K dated November 14, 2007 and filed on November 19, 2007;

•	Our Current Report on Form 8-K dated February 12, 2008 and filed on February 14, 2008; and

•	Our Current Report on Form 8-K dated February 21, 2008 and filed on February 22, 2008.

This prospectus is part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference room or website. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

You may request a copy of any or all of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:

Integrated BioPharma, Inc.
225 Long Avenue
Hillside, NJ 07205
(888) 319-6962

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public at the SEC’s website at http://www.sec.gov. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. Our website is located at www.ibiopharma.com. The contents of our website are not part of this prospectus and should not be relied upon with respect thereto.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in this prospectus or incorporated by reference.

Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the factors described in the reports referenced in the section entitled “Risk Factors” in this prospectus.

You should not unduly rely on these forward-looking statements, which speak only as of the date on which it is made. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC after the date of this prospectus. The reports we file from time to time with the SEC are available to the public over the Internet at the SEC’s website http://www.sec.gov as described under the heading “Where You Can Find More Information.”

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Delaware General Corporation Law

Under the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

Commission Position on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and or persons controlling the company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

INTEGRATED BIOPHARMA, INC.

Common Stock

PROSPECTUS

_________, 2008

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Distribution

The following table lists the costs and expenses payable by the registrant in connection with the sale of the common stock covered by this prospectus other than any sales commissions or discounts, which expenses will be paid by us. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$688.90
Legal fees and expenses Accounting fees and expenses Miscellaneous fees and expenses	25,000 5,000 0
Total	$30,688.90

Item 15.     Indemnification of Directors and Officers

Under the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

Item 16.	Exhibits
Exhibit Number
5.1	Opinion of Greenberg Traurig, LLP, counsel to the registrant*

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)*

24.1	Power of attorney*

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* previously filed

Item 17.     Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, That: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use:

(b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillside, State of New Jersey, on this 29th day of April 2008.

INTEGRATED BIOPHARMA, INC.
By: /s/ E. Gerald Kay
E. Gerald Kay
Chief Executive Officer
(principal executive officer)

By: /s/ Dina L. Masi
Dina L. Masi
Chief Financial Officer
(principal accounting and financial officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated

/s/ E. Gerald Kay	Chairman and Chief Executive Officer	April 29, 2008
E. Gerald Kay	(Principal Executive Officer)

/s/ Dina L. Masi	Chief Financial Officer	April 29, 2008
Dina L. Masi	(Principal Accounting and Financial Officer)

*	Director	April 29, 2008
Carl DeSantis

*	Director	April 29, 2008
Riva Sheppard

*	Director	April 29, 2008
Christina Kay

*	Director	April 29, 2008
Robert B. Kay

*	Director	April 29, 2008
Robert Canarick

*	Director	April 29, 2008
Glenn Chang

Director
Vidadi M. Yusibov

* By:	/s/ Dina L. Masi
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number

5.1	Opinion of Greenberg Traurig, LLP, counsel to the registrant*

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)*

24.1	Power of attorney*

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* previously filed